As filed with the Securities and Exchange Commission on November 22, 2004

Registration No. 333-101795

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICREDIT CORP.

(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3900 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

2000 LIMITED OMNIBUS AND INCENTIVE PLAN FOR AMERICREDIT CORP.

(Full title of the plan)

Chris A. Choate

Executive Vice President, Chief Legal Officer and Secretary

AmeriCredit Corp

801 Cherry Street, Suite 3900

Fort Worth, Texas 76102

(Name, address of agent for service)

(817) 302-7000

(Telephone number, including area code, of agent for service)

Copy to:

L. Steven Leshin

Jenkens & Gilchrist, P.C.

1445 Ross Avenue

Suite 3200

Dallas, Texas 75202

EXPLANATORY NOTE

This amendment is being filed solely to add Exhibit 4.5 to the Registration Statement on Form S-8 (No. 333-101795) filed by the registrant on December 12, 2002.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit	Description of Exhibit
4.5	Amendment No. 1 to Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on November 22, 2004.

AMERICREDIT CORP.

By	/s/ Clifton H. Morris, Jr.
Clifton H. Morris, Jr.
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
*	Director, Chairman of the Board and Chief Executive Officer	November 22, 2004
Clifton H. Morris, Jr.

/s/ Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer	November 22, 2004
Preston A. Miller

*	Director and President	November 22, 2004
Daniel E. Berce

	Director	November 22, 2004
John R. Clay

*	Director	November 22, 2004
A.R. Dike

*	Director	November 22, 2004
James H. Greer

*	Director	November 22, 2004
Douglas K. Higgins

*	Director	November 22, 2004
Kenneth H. Jones, Jr.

	Director	November 22, 2004
B.J. McCombs

*By:	/s/ Chris A. Choate
Chris A. Choate
Attorney-in-fact

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INDEX TO EXHIBITS

Exhibit	Description of Exhibit
4.5	Amendment No. 1 to Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp.

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